PARTICIPANT AGREEMENT

      This Participant Agreement (the "Agreement") is entered into by and between Rydex Distributors, Inc. (the "Distributor"), State Street Bank and Trust Company, as transfer agent (the "Transfer Agent") and Goldman Sachs Execution & Clearing, L.P. (the "Participant") and is subject to acceptance by Rydex ETF Trust (the "Trust"). The Distributor has been retained to provide certain services with respect to acting as principal underwriter of the Trust in connection with the creation and distribution of shares of series of the Trust (each a "Fund" and together, the "Funds"). The Transfer Agent has been retained to provide certain services with respect to the creation and redemption of shares of the Funds. As specified in the Trust's prospectus and Statement of Additional Information (together, the "Prospectus"), shares of each Fund may be created or redeemed only in aggregations of 50,000 shares, referred to therein and herein as a "Creation Unit". The Prospectus provides that Creation Units shall be issued in exchange for a Fund Deposit delivered by the Participant on behalf of the investor (which may be the Participant) to the Trust. The Prospectus also provides that Creation Units shall be redeemed in exchange for Fund Securities and an amount of cash. Capitalized terms not otherwise defined herein are used herein as defined in the Prospectus.

      This Agreement is intended to set forth certain premises and the procedures by which the Participant may create and/or redeem Creation Units (i) through the Continuous Net Settlement ("CNS") clearing process of NSCC as such processes have been enhanced to effect creations and redemptions of Creation Units, such processes being referred to herein as the "Clearing Process", or
(ii) outside the Clearing Process (i e , through the facilities of The Depository Trust Company ("DTC"). The parties hereto in consideration of the premises and of the mutual agreements contained herein agree as follows:

1. STATUS OF PARTICIPANT The Participant hereby represents, covenants and warrants that (i) with respect to orders for the creation or redemption of Creation Units by means of the Clearing Process, it is a member of NSCC and a participant in the CNS System of NSCC (as defined in the Prospectus, a "Participating Party"); and (ii) with respect to orders for the creation or redemption of Creation Units outside the Clearing Process, it is a DTC Participant (as defined in the Prospectus, a "DTC Participant"). The Participant may place orders for the creation or redemption of Creation Units either through the Clearing Process or outside the Clearing Process, subject to the procedures for creation and redemption referred to in paragraph 2 of this Agreement ("Execution of Orders"). Any change in the foregoing status of Participant shall terminate this Agreement and Participant shall give notice to the Distributor, Transfer Agent and the Trust of such change.

2. EXECUTION OF ORDERS. All orders for the creation or redemption of Creation Units shall be handled by each party hereto in accordance with the terms of the Prospectus and the procedures described in Attachment A to this Agreement. Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. In the event the procedures include the use of recorded telephone lines, the Participant hereby consents to such use. The Trust reserves the right to issue additional or other reasonable procedures relating to the manner of creating or redeeming Creation Units and the

      Participant, the Transfer Agent and the Distributor each agrees to comply with such procedures as may be issued from time to time.

3. NSCC. Solely with respect to orders for the creation or redemption of Creation Units through the Clearing Process, the Participant as a Participating Party hereby authorizes the Transfer Agent to transmit to NSCC on behalf of the Participant such instructions, including share and cash amounts as are necessary with respect to the creation and redemption of Creation Units consistent with the instructions issued by the Participant to the telephone representative of the Transfer Agent for purchases, upon approval by the Distributor, and the telephone representative of the Transfer Agent for redemption. The Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent (or the Distributor on behalf of the Trust) and reported to NSCC as though such instructions were issued by the Participant directly to NSCC.

4. ROLE OF PARTICIPANT. The Participant shall have no authority in any transaction to act as agent of the Distributor, Transfer Agent or the Trust.

5. FEES. In connection with the creation or redemption of Creation Units, the Trust shall charge and the Participant agrees to pay on behalf of the investor to the Trust the Transaction Fee prescribed in the Prospectus applicable to creation or redemption through the Clearing Process, or the Transaction Fee and such additional fee as may be prescribed pursuant to the Prospectus applicable to creation or redemption outside the Clearing Process. The Trust reserves the right to adjust the Transaction Fee subject to any limitation as prescribed in the Prospectus.

6. AUTHORIZED PERSONS. Concurrently with the execution of this Agreement and from time to time thereafter, the Participant shall deliver to the Distributor, the Transfer Agent and the Trust, duly certified as appropriate by its secretary or other duly authorized official, a certificate, in the form set forth in Attachment B, setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or any other notice, request or instruction on behalf of the Participant (each an "Authorized Person"). Such certificate may be accepted and relied upon by the Transfer Agent, the Distributor and the Trust as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Transfer Agent, the Distributor and the Trust of a superseding certificate bearing a subsequent date. The Transfer Agent shall issue to each Authorized Person a unique personal identification number ("PIN Number") by which such Authorized Person and the Participant shall be identified and instructions issued by the Participant hereunder shall be authenticated Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall give immediate written notice of such fact to the Transfer Agent, the Distributor and the Trust and such notice shall be effective upon receipt by the Distributor and the Trust.

7. REDEMPTION. The Participant represents and warrants that it will not obtain an Order Number (as described in Attachment A) for the purpose of redeeming a Creation Unit unless it or the party for which it is acting, as the case may be, either (i) first owns the requisite number of shares to be redeemed as a Creation Unit, or (ii) has reasonable expectation that the shares to be redeemed as a Creation Unit will be available for a regular way settlement of the redemption.

8. BENEFICIAL OWNERSHIP. The Participant represents and warrants to the Distributor, Transfer Agent and the Trust that it does not hold for the account of any single Beneficial Owner of shares of a given Fund of the Trust 80 percent (80%) or more of outstanding shares of a given Fund of the Trust such as to cause the respective Fund of the Trust to have a basis in the Deposit Securities deposited with the Trust different from the market value of such Deposit Securities on the date of such deposit, pursuant to Section 351 of the Internal Revenue Code. The Transfer Agent shall have the right to require information from the Participant regarding share ownership, and to rely thereon to the extent necessary to make a determination regarding ownership of 80 percent (80%) or more of outstanding shares of a given Fund of the Trust by a Beneficial Owner as a condition to the acceptance of a Fund Deposit.

      Distributor represents and warrants that (i) the registration statement on Form N-IA (No. 2) and the prospectus contained therein conforms in all material respects to the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Securities and Exchange Commission thereunder and do not and will not, as of the applicable effective date as to the registration statement and any amendment thereto and as of the applicable filing date as to the prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the sale and distribution of Trust Shares as contemplated herein will not conflict with or result in a breach or violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Transfer Agent or Distributor; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of Trust Shares, except the registration under the Act of Trust Shares; and (iii) the names and addresses and other information concerning Participant's customers provided by Participant are and shall remain the sole property of the Participant, and neither the Distributor, the Transfer Agent, the Trust or any of their respective affiliates shall use such names, addresses or other information for any purpose except in connection with the performance of their duties and responsibilities hereunder.

9. INDEMNIFICATION. This Section 9 shall survive the termination of this Agreement.

      a. The Participant hereby agrees to indemnify and hold harmless the Distributor, Transfer Agent and the Trust and their respective subsidiaries, affiliates, directors, officers, employees and agents (each an "Indemnified Party") from and against any loss, liability, cost and expense incurred by such Indemnified Patty as a result of (i) any breach by the Participant of any provision of' this Agreement; or (ii) any actions of such Indemnified Party in reliance upon any instructions issued in accordance with Attachment A (as may be amended from time to time) reasonably believed by the Transfer Agent, Distributor and/or Trust to be genuine and to have been given by the Participant This paragraph shall survive the termination of this Agreement.

      b. The Distributor hereby agrees to indemnify and hold harmless the Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an "Indemnified Party") from and against any loss, liability, cost and expense (including attorneys' fees) incurred by such Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement; (ii) any failure on the part of the Distributor to perform any obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations; or (iv) actions of such Indemnified Party in reliance upon any representations made in accordance with Attachment A (as may be amended from time to time) reasonably believed by the Participant to be genuine and to have been given by the Distributor. The Participant shall not be liable to the Distributor for any damages arising out of mistakes or errors in data provided to the Participant, or out of interruptions of delays of communications with an Indemnified Party who is a service provider to the Trust, nor is the Participant liable for any action, representation, or solicitation made by the wholesalers of the Trust In addition, the Distributor shall indemnify and hold harmless each Indemnified Party from and against any loss, liability, cost and expense (including attorneys' fees), incurred by such Indemnified Party as a result of any untrue statement, or alleged untrue statement, of a material fact contained in the Trust's registration statement, the prospectus or the statement of additional information as each may be amended from time to time, or any omission, or alleged omission, to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

      c. Each Indemnified Party, to the extent it is not a party to this Agreement, is a third-party beneficiary of this Agreement (each, a "Third Party Beneficiary") and may proceed directly against any indemnifying party (including by bringing proceedings against such indemnifying party in its own name) to enforce any obligation of such indemnifying party under this Agreement which directly or indirectly benefits such Third Party Beneficiary.

10. ADDITIONAL PAYMENT ON REDEMPTION. In the event that the Participant receives Fund Securities the value of which exceeds net asset value at the time of redemption, the Participant agrees to pay, or cause the beneficial owner(s) of the shares redeemed to pay, to the Trust an amount in cash equal to the difference.

11. ACKNOWLEDGMENT. The Participant acknowledges receipt of the Prospectus and represents it has reviewed such document and understands the terms thereof.. The Transfer Agent agrees to process orders for creations, subject to approval by the Distributor, and redemptions, in accordance with the provisions of the Prospectus. Distributor will provide to the Participant copies of the then current prospectus and any printed supplemental information in reasonable quantities upon request The Distributor represents, warrants and agrees that it will notify the Participant when a revised, supplemented or amended prospectus for Trust Shares is available and deliver or otherwise make available to the Participant (by sending an electronic copy to prospectus-NY@ny.email.gs.com) copies of such revised, supplemented or amended prospectus at such time and in such numbers as to enable the Participant to comply with any obligation it may have to deliver such prospectus to customers. As a general matter, the Distributor will make such revised, supplemented or amended prospectus available to the Participant on or before its effective date.

12. NOTICES. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United

      States first class mail, return receipt requested, or facsimile or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to the Trust shall be given or sent as follows: State Street Bank and Trust Company, Global Client Support, P.O. Box 5345, Boston, MA 02206, Attn.: Rydex ETF Trust.

      All notices to the Participant and the Distributor or the Transfer Agent, as the case may be, shall be directed to the address or telephone or facsimile numbers indicated below the signature line of such party.

13. TERMINATION AND AMENDMENT, This Agreement shall become effective in this form as of the date accepted by the Trust and may be terminated at any time by any party upon thirty days prior notice to the other parties (i) unless earlier terminated by the Trust in the event of a breach of this Agreement or the procedures described herein by the Participant or (ii) in the event that the Trust is terminated pursuant to the Trust's Declaration of Trust, dated November 22, 2002 This Agreement supersedes any prior such agreement between the patties. This Agreement may be amended by the Trust from time to time with the consent of the Distributor, the Transfer Agent and the Participant, which consent shall not be unreasonably withheld, by the following procedure The Trust will mail a copy of the amendment to the Distributor, the Transfer Agent and the Participant. If neither the Distributor, the Transfer Agent nor the Participant objects in writing to the amendment within ten days after its receipt, such lack of written objection is deemed to be consent and the amendment will become part of this Agreement in accordance with its terms For purpose of this provision, receipt is assumed to be three business days from the date of the mailing.

14. COUNTERPARTS. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all shall constitute but one and the same instrument.

15.   GOVERNING  LAW. This  Agreement and all  transactions  hereunder  shall be
      governed  by  and   interpreted  in  accordance   with  the  laws  of  The
      Commonwealth of Massachusetts

16. ANTI-MONEY LAUNDERING PROGRAM. The Participant represents and wan-ants to the Trust that it has, or its relevant service providers on its behalf have:

      a.    Established  and  implemented  policies,   procedures  and  internal
            controls reasonably designed to achieve compliance with the Bank Secrecy Act (the "BSA") and applicable regulations adopted to implement the provisions of the BSA, including policies and procedures that can be reasonably expected to detect and cause the reporting of transactions under Section 5318 of the BSA;

      b. Designated an individual or individuals responsible for implementing and monitoring those policies, procedures and internal controls;

      c. Provided ongoing training for the appropriate personnel with respect to those policies, procedures and internal controls; and

      d. Provided for testing of those policies, procedures and internal controls by independent personnel or by a qualified outside party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 2nd day of May, 2005.

                             RYDEX DISTRIBUTORS, INC.
                             BY:          /s/Carl G. Verboncoeur
                                          -----------------------
                             TITLE:       CEO
                             ADDRESS:     9601 Blackwell Road, Suite 500
                                          Rockville, MD 20850
                             TELEPHONE:   301-296-5100
                             FACSIMILE:   301-296-5104

                             STATE STREET BANK AND TRUST COMPANY

                             BY:          /s/Illegible Signature
                                          --------------------------
                             TITLE:       Executive VP
                             ADDRESS:     P.O. Box 5345
                                          Boston, MA 62206
                                          Attention: Rydex ETF Trust
                             TELEPHONE:   (800) 548-0318
                             FACSIMILE:

                             GOLDMAN SACHS EXECUTION CLEARING, INC.

                             BY:          /s/Illegible Signature
                                          -----------------------
                             TITLE:       Managing Director
                             ADDRESS:     120 Broadway
                                          21st Floor
                                          New York, NY 10271
                             TELEPHONE:   212-433-7083
                             FACSIMILE:   212-433-7299
                             (With a copy of all notices to General Counsel Equities)

                             ACCEPTED BY:

                             RYDEX ETF TRUST

                             BY:  /s/Carl G. Verboncoeur
                                  -----------------------
                             TITLE:  President

                                  ATTACHMENT A

      This document supplements the Prospectus with respect to the procedures to be used by the Transfer Agent (i) in processing an order for the creation of Creation Units of each series of Rydex ETF Trust (each a "Fund"), subject to approval by the Distributor, and (ii) in processing an order for redemption of Creation Units To accommodate Participants with restricted securities in the standard basket, State Street has developed custom creation and redemption baskets. For a Participant to transact in a custom basket, the Participant must acknowledge the additional procedures described in Appendix 1 relating to custom baskets.

      A Participant is required to have signed the Participant Agreement. Upon acceptance of the Participant Agreement by the Trust, the Transfer Agent will assign a personal identification number to each Authorized Person authorized to act for the Participant, This will allow a Participant through its Authorized Person(s) to place an order with respect to Creation Units.

TO PLACE AN ORDER FOR CREATION OR REDEMPTION OF CREATION UNITS

1. CALL TO RECEIVE AN ORDER NUMBER. For creations and redemptions, an Authorized Person for the Participant will call the telephone representative at 1-800-548-0318 not later than the closing time of the regular trading session on the New York Stock Exchange (the "NYSE Closing Time") (ordinarily 4:00 p m. New York time) to receive an Order Number.

      Upon verifying the authenticity of the caller (as determined by the use of the appropriate PIN Number) and the terms of the order, the telephone representative will issue a unique Order Number.. All orders with respect to the creation or redemption of Creation Units are required to be in writing and accompanied by the designated Order Number Incoming telephone calls are queued and will be handled in the sequence received Calls placed before the NYSE Closing Time will be processed even if the call is taken after this cut-off time. ACCORDINGLY, DO NOT HANG UP AND REDIAL. INCOMING CALLS THAT ARE ATTEMPTED LATER THAN THE NYSE CLOSING TIME WILL NOT BE ACCEPTED.

      NOTE. THAT THE TELEPHONE CALL IN WHICH THE ORDER NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF WRITTEN INSTRUCTIONS CONTAINING THE DESIGNATED ORDER NUMBER AND PIN NUMBER AND TRANSMITTED BY FACSIMILE OR TELEX (the "Order").

2. PLACE THE ORDER. An Order Number is only valid for a limited time. The Order for creation or' redemption of Creation Units must be sent by facsimile or telex to the telephone representative within 20 minutes of the issuance of the Order Number'.

      In the event that the Order is not received within such time period, the telephone representative will attempt to contact the Participant to request immediate transmission of the Order. Unless the Order is received by the telephone representative upon the earlier of (i) within 15 minutes of contact with the Participant or (ii) 45 minutes after the NYSE Closing Time, the order will be deemed invalid.

3     AWAIT RECEIPT OF CONFIRMATION.

      A. CLEARING PROCESS. The Transfer Agent shall issue a confirmation of Order acceptance within 15 minutes of its receipt of an Order received in good form In the event the Participant does not receive a timely confirmation from the Transfer Agent, it should contact the telephone representative at the business number indicated.

      B. OUTSIDE THE CLEARING PROCESS. In lieu of receiving a confirmation of Order acceptance, the DTC Participant will receive an acknowledgment of Order acceptance. The DTC Participant shall deliver on trade date plus one the Deposit Securities and Cash Component (in the case of creations) or the Creation Unit size aggregation of shares (in the case of redemptions) to the Trust through DT'C. The Trust shall settle the transaction within three (3) Business Days.

4. AMBIGUOUS INSTRUCTIONS In the event that an Order contains terms that differo from the information provided in the telephone call at the time of issuance of the Order Number, the telephone representative will use reasonable efforts under the circumstances to contact the Participant promptly following receipt of such submission to request confirmation of the terms of the order If an Authorized Person confirms the terms as they appear in the Order then the order will be processed. If an Authorized Person contradicts its terms, the Order will be deemed invalid and a corrected Order must be received by the telephone representative not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 45 minutes after the NYSE Closing Time. If the telephone representative is not able to contact an Authorized Person, then the Order shall be processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information In the event that an Order contains terms that are illegible, as determined in the sole discretion of the Transfer Agent, the Order will be deemed invalid and the telephone representative will attempt to contact the Participant to request retransmission of the Order A corrected Order must be received by the telephone representative not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 45 minutes after the NYSE Closing Time.

5. PROCESSING AN ORDER, The Distributor reserves the right to suspend an Order in the event that its acceptance WOULD APPEAR to result in the Participant or A Beneficial Owner owning 80 percent (80%) or more of all outstanding shares of a given Fund. IN SUCH event, the Transfer Agent or the Distributor will attempt to contact an Authorized Person for purposes of confirmation of the fact that with respect to such Participant no Beneficial Owner would own 80 percent (80%) or more of all outstanding shares of a given Fund upon execution of the Order. In the event that (1) the Transfer Agent or the Distributor is unable to contact an Authorized Person or (ii) the Participant fails to transmit an identical Order containing a representation and warranty as to such fact, then the Order shall be deemed invalid.

6. CREATION OF CREATION UNITS PRIOR TO RECEIPT OF DEPOSIT SECURITIES.CREATION Units of each Fund may be created in advance of receipt by the Trust of all or a portion of the applicable Deposit Securities, provided that the Participant deposits an initial deposit of cash with the Trust having a value greater than the net asset value of the shares on the date the order is placed in proper form In addition to available Deposit Securities, cash must be deposited in an amount equal to the sum of (i) the Cash Component, plus (ii) 115% of the market value of the undelivered Deposit Securities (the "Additional Cash Deposit"). The order shall be deemed to be received on the Business Day on which the order is placed provided that the order is placed in proper form prior to 4:00 p m.. eastern time such date and federal funds in the appropriate amount are deposited with the Trust's Custodian by 11:00 am. eastern time the following Business Day If the order is not placed in proper form by 4:00 p m: eastern time or federal funds in the appropriate amount are not received by 11:00 a m. eastern time the next Business Day, then the order may be deemed to be rejected and the investor shall be liable to the Trust for losses, if any, resulting therefrom. An additional amount of cash shall be required to be deposited with the Trust, pending delivery of the missing Deposit
      Securities to the extent necessary to maintain an amount of cash on deposit with the Trust at least equal to 115% of the daily marked to market value of the missing Deposit Securities To the extent that missing Deposit Securities are not received by 1:00 p m eastern time on the third Business Day following the day on which the purchase order is deemed received by the Distributor or in the event a mark to market payment is not made within one Business Day following notification by the Distributor that such a payment is required, the Trust may use the cash on deposit to purchase the missing Deposit Securities. The Participant will be liable to the Trust for the costs incurred by the Trust in connection with any such purchases. These costs will be deemed to include the amount by which the actual purchase price of the Deposit Securities exceeds the market value of such Deposit Securities on the day the purchase order was deemed received by the Distributor plus the brokerage and related transaction costs associated with such purchases. The Trust will return any unused portion of the Additional Cash Deposit once all of the missing Deposit Securities have been properly received by the Custodian or purchased by the Trust and deposited into the Trust. The Trust shall charge and the Participant agrees to pay to the Trust the Transaction Fee prescribed in the Prospectus applicable to creation or redemption through the Clearing Process, or the Transaction Fee AND SUCH additional fee as may be prescribed pursuant to the Prospectus applicable to creation or redemption outside the Clearing Process The delivery of Creation Units of each Fund so created will occur no later than the third Business Day following the day on which the purchase order is deemed received by the Distributor.

                APPENDIX 1--PROCEDURES SPECIFIC TO CUSTOM BASKETS

To accommodate Participants with restricted securities in the standard basket of a Fund, State Street has developed custom creation and redemption baskets (the "Custom Baskets"). Custom Baskets are intended to allow Participants with restricted issues in a particular Fund, to transact in that Fund using the Custom Basket process. The Custom Basket process substitutes cash-in-lieu for the restricted securities and continues to settle through the standard CNS process at NSCC. It is the responsibility of the Participant to apply to the NSCC by contacting DTCC Participant Services at 1-212-855-4155 to allow them to receive Custom Baskets as well as THE regular daily standard baskets (the "Standard Baskets"). To ensure proper tracking of the Fund to its benchmark index the following guidelines must be followed when transacting Custom Baskets:

1. On or before T-1, the Participant must request a Custom Basket from the Transfer Agent by calling 11-800-548-0318 The Transfer Agent will fax a standard form on which the Participant must identify the restricted securities to be omitted from the creation or redemption basket At this time, the Participant is limited to substituting cash-in-lieu only FOR restricted issues Participants may request that the Custom Basket be available for creations and redemptions for a one-time transaction, a specific period or indefinitely. The Trust will review the Custom Basket request and, IF approved, will deliver a confirmation back to the Participant In the event subsequent additions and/or deletions to restricted issues are required to change the custom basket already approved, the Participant is responsible for completing a new standard form with the Transfer Agent.

2. On trade date, prior to the opening of the NYSE, State Street will notify NSCC as to the components of the approved Custom Baskets available that day along with the components of the Standard Basket Each Custom Basket will be identified by a separate NSCC assigned instruction CUSIP.

3. On trade date, the Participant will follow the directions regarding placing orders outlined in Attachment A. A Participant wishing to create or redeem a Custom Basket must identify the custom CUSIP on the order form in the blank provided Orders received without a custom CUSIP indicated will be processed as orders for Standard Baskets, Participants placing orders for Custom Baskets must note that the cut-off-time to create and redeem a Custom Basket will be 3:00 pm. New York time, ORDERS FOR CUSTOM BASKETS will NOT BE processed if received by State Street after 3:00 p.m. New York time. The Participant must transact on the Standard Basket after 3:00 p m. New York time.

IN WITNESS WHEREOF, the Participant acknowledges that he or she has read the procedures relating to Custom Baskets and agrees to comply with all such procedures Failure to comply with the Custom Basket procedures will require the transaction to be effected in Standard Basket.

                              GOLDMAN SACHS EXECUTION & CLEARING, L.P.

                             BY:         /s/Illegible Signature
                                         -----------------------
                             TITLE:      Managing Director
                             ADDRESS:    120 Broadway, 21st Floor
                                         New York, NY 10271
                             TELEPHONE:  212-433-7083
                             FACSIMILE:  212-433-7299

                             DATE:   5/3/05

                                  ATTACHMENT B

The following individuals are Authorized Persons pursuant to Section 6 of the Participant Agreement between Rydex Distributors Inc, State Street Bank and Trust Company and Goldman Sachs Execution & Clearing, LP:

                                     GOLDMAN SACHS EXECUTION & CLEARING, L.P.


                                     BY: /s/Illegible Signature
                                         -------------------------------

       By: /s/Stephen Meyler         By:  /s/Andrew Serowik
       212.433.5328                  212.433.5445
       steve.meyler@gs.com           andrewserwik@gs.com

       By:  /s/Gary Pomarico         By:  /s/Rich Vito
       212.357.8007                  212.357.6776
       gary.pomarico@gs.com          richard.vito@gs.com

       By:  /s/James Bovell          By:  /s/Richard Petrosino
       212.357.1972                  212.357.7957
       james.a.bovelle@gs.com        richard.petrosino@gs.com

       By:  /s/Doug Levine           By:  /s/Steve Demko
       212.357.7056                  212.357.2827
       douglas.levine@gs.com         steve.demko@gs.com